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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                     -------------------------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                       JONES INTERNATIONAL NETWORKS, LTD.
             (Exact name of Registrant as specified in its charter)


               COLORADO                                  84-1250515
(State of incorporation or organization)              (I.R.S. Employer
                                                     Identification No.)


9697 EAST MINERAL AVENUE, ENGLEWOOD, COLORADO              80112
  (Address of principal executive offices)              (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933, pursuant to General Instruction A.(c)(2), please check the following box. [ ]


       Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class              Name of each exchange on which
       to be so registered              each class is to be registered
       -------------------              ------------------------------
              None.


       Securities to be registered pursuant to Section 12(g) of the Act:

                     CLASS A COMMON STOCK, $.01 PAR VALUE
                               (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the Registrant's securities is incorporated by reference to the Registrant's final prospectus to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended.

ITEM 2.   EXHIBITS.

     3.1  Articles of Incorporation of the Company(1)

     3.2  Bylaws of the Company(1)

     3.3  Restated Articles of Incorporation of the Company (2)

     4.1  Form of Class A Common Stock Certificate(1)
_____________________________________

     (1) Incorporated by reference to the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on November 6, 1996 (Reg. No. 333-15657).

     (2) Incorporated by reference to Amendment No. 3 to the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 5, 1997 (Reg. No. 333-15657).
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              JONES INTERNATIONAL NETWORKS, LTD.



Dated: March 6, 1997               By: /s/ ELIZABETH M. STEELE
                                       -----------------------------
                                       Elizabeth M. Steele
                                       Vice President and Secretary